EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 of our reports dated August 13, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------
New York, New York
June 24, 1999